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                                                                     Exhibit 16

                      [Coopers & Lybrand L.L.P. Letterhead]


                                                June 17, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements made by HPSC, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of June, 1996. We agree with the statements concerning our Firm in such Form 8-K.


                                          Very truly yours,


                                          /s/ Coopers & Lybrand L.L.P.
                                          Coopers & Lybrand L.L.P.